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                                                                    EXHIBIT 99.2

                           ACTION BY WRITTEN CONSENT
                               OF SHAREHOLDERS OF
                             MATRIDIGM CORPORATION

  The undersigned, being the holder of shares of the common stock of MatriDigm Corporation ("MatriDigm Common Stock"), a California corporation (the "Company"), does hereby adopt the following resolutions by this written consent, pursuant to Section 603 of the California Corporations Code and
Section [   ] of the Bylaws of the Company:

  WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), dated as of October 5, 1998, among the Company, Zitel Corporation, a California corporation, Millennium Holding Corp., a Delaware corporation, Zenith Acquisition Corp., a Delaware corporation and Millennium Acquisition I Corp., a Delaware corporation ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving company (the "Merger");

  WHEREAS, the undersigned shareholder has received and reviewed the Proxy Statement/Prospectus/Consent Solicitation regarding the Merger and the Merger Agreement, attached thereto as Exhibit A;

  NOW, THEREFORE, BE IT RESOLVED, that the undersigned shareholder hereby consents to the approval and adoption of the Merger Agreement and the Merger;

  FURTHER RESOLVED, that the officers of the Company, or any of them, are hereby authorized and directed to take any and all actions and do any and all things on behalf of the Company as may be deemed to be necessary or advisable to effectuate the transactions contemplated by the foregoing resolution, including filing reports or applications with any government agency as may be required by any state or federal law; and

  FURTHER RESOLVED, that any and all actions heretofore taken by the officers of the Company within the terms of any of the foregoing resolutions are hereby ratified, approved and confirmed, and declared to be the valid and binding acts and deeds of the Company, and that the officers of the Company be and they hereby are authorized, directed and empowered to do all such other acts and things and to execute and deliver all such certificates or other documents and to take such other action as they deem necessary or desirable to carry out the purposes and intent of the above resolutions.

                                        SHAREHOLDER

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                                        (Signature)

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                                        (Please Print or Type Name)

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                                        (Date)
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                                        Numbers of shares held:

                                             shares of MatriDigm Common Stock
                                             shares of MatriDigm Series A
                                                Preferred Stock
                                             shares of MatriDigm Series B
                                                Preferred Stock
                                             shares of MatriDigm Series D
                                                Preferred Stock

                                        Persons signing in a fiduciary capacity
                                        should so indicate. If shares are held
                                        by joint tenants or as community
                                        property, both should sign.